Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Knowledge Foundations, Inc. on Form S-4 of our report dated April 12, 2002 on the financial statements of BSI2000, Inc., appearing in the Prospectus, which is part of such Registration Statement We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                         /s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado


February 10, 2003